Exhibit 10.2

first AMENDMENT

TO

DEFERRED COMPENSATION PLAN

This FIRST AMENDMENT TO DEFERRED COMPENSATION PLAN (the “First Amendment”), adopted this 26th day of June, 2026 (this “First Amendment”), to that certain Deferred Compensation Plan, adopted April 1, 2022, (the “Agreement”), by and between Peoples Security Bank and Trust Company (the “Employer”), and Susan L. Hubble (the “Executive”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

WHEREAS, Employer and Executive are parties to the Agreement, pursuant to which the Employer established a deferred compensation arrangement for the benefit of the Executive; and

WHEREAS, the Agreement provides in Article 2 Section 2.1 that Employer shall contribute Twenty-Five Thousand and 00/100 Dollars ($25,0000) to the Contribution Account (defined therein) at the times listed therein and conditioned on Executive’s continued employment through such date; and

WHEREAS, Employer desires to amend Section 2.1 to conditionally add an additional contribution to the Contribution Account for the benefit of the Executive.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to Section 2.1 of the Agreement. Section 2.1 of the Agreement is hereby amended to add the following Employer contribution to the Contribution Account, which shall be credited as of the following date and conditioned on the Executive’s continuous employment through such date:

DateContribution

December 31, 2026$25,000

2.General.

(a)Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the terms thereof.

(b)For the convenience of parties hereto, this First Amendment may be executed in any number of separate counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Executed signature pages to this First Amendment may be delivered by facsimile or electronically and such facsimiles or electronic email shall be deemed as sufficient as if actual signature pages had been delivered.

IN WITNESS WHEREOF, the Executive and a representative of the Employer have caused this First Amendment to be executed as indicated below as of the date first above written.

PEOPLES SECURITY BANK AND TRUST COMPANY

By: /s/ Gerard A. Champi

Name:Gerard A. Champi

Title:President and Chief Executive Officer

    /s/ Susan L. Hubble

Name:Susan L. Hubble

Title:Executive Vice President and Chief Information Officer